CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference Registration Statement Nos. 333-272356 and 333-272357 on Form S‑8 in our report dated February 27, 2024, relating to the financial statements of Knife River Corporation appearing in this Annual Report on Form 10‑K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 27, 2024